[Logo of CBRL Group, Inc.]                                   Post Office Box 787
                                                             Lebanon, Tennessee
                                                                     37088-0787
                                                             Phone 615.443.9869

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CBRL Group, Inc.
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                                                        Contact:  Julie K. Davis
                                                                  (615) 443-9266



             CBRL GROUP, INC. ELECTS ERIK VONK TO BOARD OF DIRECTORS

LEBANON, Tenn. (August 16, 2005) - CBRL Group, Inc. (Nasdaq: CBRL) today announced the election of Erik Vonk to its Board of Directors as an independent director, effective immediately.

Mr. Vonk is Chairman & CEO of Gevity HR, Inc. (Nasdaq: GVHR). He was appointed to these positions in 2002. He has led Gevity's successful transformation from a Professional Employer Organization into a leader in the HR outsourcing industry. During this time, the company accelerated its profitability and experienced a fivefold increase in its stock price.

Before joining Gevity, Mr. Vonk served as a member of the executive board of Randstad Holding NV, the third largest flexible staffing company in the world. He was President & CEO of Randstad North America, based in Atlanta GA. During his tenure at Randstad North America, Mr. Vonk started the company's North American operations and built it into a profitable organization with $1.5 billion in revenues.

Mr. Vonk also has extensive experience in the banking industry. He was a member of the executive board of Bank Cantrade AG and held senior management positions at Chase Manhattan Bank and ABN-AMRO Bank.

Michael A. Woodhouse, Chairman, President & CEO of CBRL Group, Inc., commented, "It is a pleasure to welcome Erik Vonk to our Board of Directors. His intelligent and thoughtful approach to building businesses and dealing with the challenges of managing human resources in today's environment will be helpful as we pursue our goal of consistent and sustained growth in revenues and profitability."

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. operates 533 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 126 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.

         Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.
Forward-looking   statements   generally   can  be  identified  by  the  use  of
forward-looking   terminology  such  as  "assumptions,"   "target,"  "guidance,"

"outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe," "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence or general or regional economic weakness on sales and customer travel activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise and to successfully introduce new restaurant offerings and menu changes; the effects of plans intended to improve operational execution and performance; competitive marketing and operational initiatives; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the availability and cost of acceptable sites for development and the Company's ability to identify such sites; workers' compensation, group health, facilities, utility and commodity price changes; changes in foreign exchange rates affecting the Company's future retail inventory purchases; increases in construction costs; consumer behavior based on concerns over nutritional or safety aspects of the Company's products or restaurant food in general; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting accounting, tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; practical or psychological effects of terrorist acts or war and military or government responses; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; disruptions to the company's restaurant or retail supply chains; the actual results of pending or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; changes in accounting principles generally accepted in the United States of America or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company's goodwill in particular; changes in interest rates affecting the Company's financing costs; and other factors described from time to time in the Company's filings with the SEC, press releases, and other communications.


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